UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Road, Suite 500

Dallas, TX 75254

(Address of principal executive offices)

(469) 480-7175

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K or this Report contains forward-looking statements. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding the plans and objectives of management for future operations.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, including the closing of the Membership Interest Purchase Agreement disclosed below, and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.

Item 1.01	Entry Into Material Definitive Agreement

On May 8, 2026, Vivakor, Inc. (the “Company”) closed the first tranche of a transaction with certain institutional investors (the “Investors”) under the terms of a Securities Purchase Agreement (the “SPA”) to issue and sell to each of the Investors promissory notes (the “Notes”), for aggregate gross proceeds to the Company of up to $12.0 million (the “ Purchase Price”), before deducting fees to the placement agent, RBW Capital Partners LLC (a division of Dawson James Securities, Inc.) (“RBW”), and other expenses payable by the Company in connection with the offering (the “Offering”). The Notes have a principal amount of $15,000,000 (the “Principal Amount”), which consists of the Purchase Price plus $3,000,000 representing a 20% original issuance discount.

Pursuant to the SPA, the Purchase Price is to be paid as follows: $6,000,000 on the initial closing date (the “First Closing”), and $6,000,000 upon a second closing date to occur pursuant to the terms of the SPA (the “Second Closing”). The First Closing and Second Closing are conducted through the terms of an escrow agreement with a third-party escrow agent.

Pursuant to the SPA, the Company shall register for resale all shares of its common stock that may be issued upon conversion of the Notes with respect to the First Closing and the Second Closing within fifteen (15) calendar days of the First Closing.

The First Closing occurred on May 8, 2026, and the Company received $6,000,000 in gross proceeds. The Second Closing has not yet occurred. The Company paid RBW aggregate cash fees of $540,000 and paid $100,000 in legal fees to RBW’s legal counsel in relation to the transactions contemplated by the First Closing. The Company intends to use the net proceeds from the sale of the Notes for working capital and general corporate purposes, and to pay down certain outstanding indebtedness and other liabilities of the Company.

Each Investor has the right, at any time, to convert all or any portion of the then outstanding and unpaid Principal Amount and interest if any (including any costs, fees and charges) into shares of the Company’s common stock, at a conversion price equal to the greater of $0.37 and 80% of the lowest daily volume weighted average price of the common stock during the five (5) trading days immediately prior to the date of conversion. Any such conversion is subject to limitations so each Investor beneficially owns less than 4.99% of the outstanding common stock; however, the Investors have the right to waive this limitation, which if waived would cause us to issue a substantial number of freely tradable shares in a short period of time and that would have the effect of materially diluting our existing shareholders. Additionally, unless the Company receives approval from holders owning a majority of its outstanding voting stock, the Investors, in the aggregate, are limited from converting into shares of common stock if such conversion would cause the Company to issue more than 19.99% of the number of shares it had outstanding immediately prior to the First Closing.

Subject to exceptions described in the SPA, including relating to the permitted issuance of certain Company securities, the Company may not sell any equity or equity-linked securities during the term of the Note without the Investors’ prior consent.

The Note contains customary Events of Default for transactions similar to the transactions contemplated by the SPA and the Note, which entitle each Investor, among other things, to accelerate the due date of the unpaid principal amount of the Note. Upon the first occurrence of an Event of Default with respect to the Note, the Principal Amount outstanding as of the time of the Event of Default date shall be automatically increased by 20%.

The SPA contains certain representations and warranties made by each of the Company and the Investors, as set forth therein.

On April 8, 2026, the Company entered into an engagement letter in connection with the Offering (the “Engagement Letter”), with RBW, pursuant to which RBW agreed to serve as the placement agent for the issuance and sale of securities of the Company pursuant to the SPA. As compensation for such placement agent services, the Company agreed to pay RBW an aggregate cash fee equal to 9.0% of the gross proceeds received by the Company from the Offering, plus up to $100,000 for its fees and expenses. On May 8, 2026, in connection with the First Closing, the Company paid RBW aggregate cash fees of $540,000 and $100,000 in legal fees to RBW’s legal counsel.

Further, pursuant to the Engagement Letter, RBW is entitled to compensation with respect to any financing of the Company occurring within 18 months of the termination or expiration of the Engagement Letter when such financing is provided by investors whom RBW introduced to the Company during the term of the Engagement Letter. The Engagement Letter also includes indemnification obligations of the Company and other provisions customary for transactions of this nature.

In addition to the SPA and the Note, on May 7, 2026, the Company entered into a standby equity purchase agreement (the “SEPA”) with one of the Investors (the “SEPA Investor”), under which the SEPA Investor has committed to purchase from the Company up to $100,000,000 of shares of the Company’s common stock in an equity line of credit (the “Equity Line”). Subject to the terms and conditions of the SEPA, the Company has the right from time to time at its discretion until the first day of the month following the 36-month period after the date of the SEPA (or earlier in the event the SEPA Investor shall have made payment of $100 million in Advances), to direct the SEPA Investor to purchase a specified amount of shares of common stock (each such sale, an “Advance”) by delivering written notice to the SEPA Investor (each, an “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed the lesser of (i) an amount equal to one hundred percent (100%) of the average of the Daily Traded Amount (as defined in the SEPA) during the five consecutive Trading Days immediately preceding an Advance Notice, (ii) 30% of the Daily Traded Amount (as defined in the SEPA) and (iii) $1 million, and may not exceed 4.99% of the issued and outstanding shares of common stock. The shares of common stock purchased pursuant to an Advance will be purchased at a price equal to 94% of the lowest VWAP of the common stock during the three Trading Days following the applicable notice date. The Company may also deliver intraday purchase notices to the Investor, and the common stock purchased pursuant to an intraday Advance will be purchased at a price equal to 98% of the lowest traded price of the common stock during the intraday pricing period, as determined pursuant to the terms of the SEPA.

The Company will control the timing and amount of any sales of common stock to the SEPA Investor under the Equity Line. Actual sales of common stock under the Equity Line will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the common stock and determinations by the Company as to the appropriate sources of funding for its business and operations. The Company is required to file a registration statement registering the shares of common stock under the SEPA and must get that registration statement effective before the Company can begin any Advances under the Equity Line. Under the terms of the SEPA, the Company is required to issue the Investors a total facility fee equal to one quarter of one percent (0.25%) of the total commitment amount, which requires the Company to issue to the Investors that number of additional shares of common stock equal to $250,000 (the “Facility Fee”) divided by the lesser of the most recent Nasdaq Official Closing Price on (i) the Effective date, and (ii) the lowest 1-Trading Day VWAP of the common stock of the five (5) Trading Days immediately preceding the date the Registration Statement is declared effective (the “Facility Fee Shares”). If the issuance of the Facility Fee Shares would cause the Investor to exceed certain ownership limitations then the Facility Fee may be issued as prefunded warrants.

This summary is not a complete description of all of the terms of the SPA, the Notes, or the SEPA, and are qualified in its entirety by reference to the full text of the SPA, the Notes, and the SEPA forms of which are filed as Exhibits 10.1, 10.2, 10.3, respectively hereto, which are incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities

As disclosed in Item 1.01, on May 7, 2026, the Company entered into the SPA and issued the Notes, which securities contain a standard Rule 144 restrictive legend. The Company will also issue the Facility Fee Shares or prefunded warrants to satisfy the Facility Fee, once the number of securities is ascertainable. The issuance of the foregoing securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder as the holders are accredited investors and familiar with our operations.

Item 7.01	Regulation FD Disclosure.

On May 8, 2026, the Company issued a press release announcing Offering and the SEPA. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in this Item 7.01.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Title
10.1	Form of Securities Purchase Agreement dated May 7, 2026
10.2	Form of Convertible Promissory Note dated May 7, 2026
10.3	Form of Standby Equity Purchase Agreement dated May 7, 2026
99.1(1)	Press Release dated May 8, 2026 Announcing the RBW Offering and the SEPA
104	Cover Page Interactive Data File (formatted as Inline XBRL).

(1)	Exhibit is furnished and not filed, as described in Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: May 14, 2026	By:	/s/ James H. Ballengee
		Name:	James H. Ballengee
		Title:	Chairman, President & CEO